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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated February 21, 1997, accompanying the consolidated financial statements and schedules included in the Annual Report of CWM Mortgage Holdings, Inc. (now known as INMC Mortgage Holdings, Inc.) on Form 10-K (as amended by Form 10-K/A dated April 30, 1997 and Form 10-K/A dated May 20, 1997) for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in this Registration Statement of INMC Mortgage Holdings, Inc. on Form S-3 and to the use of our name as it appears under the caption "Experts".



/s/ Grant Thornton LLP
Los Angeles, California
November 28, 1997